                                                                     EXHIBIT 8.2

                               ANDREWS & KURTH LLP
                           2170 Buckthorne, Suite 150
                             The Woodlands, TX 77380



Telephone: (713) 220-4312                             Facsimile: (713) 238-7282


                                October 4, 1999


SunPharm Corporation
The Veranda, Suite 301
814 Highway A-1
Ponte Vedra Beach, Florida  32082

Ladies and Gentlemen:

          We have acted as counsel for SunPharm Corporation, a Delaware corporation ("SunPharm"), in connection with the Agreement and Plan of Merger, dated as of August 13, 1999 (the "Merger Agreement"), by and between SunPharm, GelTex Pharmaceuticals, Inc., a Delaware corporation ("GelTex"), and Shine Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of GelTex ("Merger Sub"), pursuant to which Merger Sub will be merged with and into SunPharm.

          At your request, in connection with the filing of the Registration Statement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. In connection with rendering our opinion, we have reviewed the Merger Agreement, including the Exhibits thereto, the proxy statement/prospectus constituting part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on the date hereof, and such other documents and corporate records as we have deemed necessary or appropriate as a basis therefor. We have assumed that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the Effective Time, and that the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement. We also have assumed that statements as to factual matters contained in the proxy statement/prospectus are true, correct and complete, and will continue to be true, correct and complete through the Effective Time. Finally, we have assumed that the representations and covenants to be made by SunPharm, GelTex and Merger Sub contained in tax certificates substantially in the form of Appendices A and B attached hereto will be provided to us at the Effective Time, and we have assumed that such representations will be true, correct and complete through the Effective Time and that such covenants will be complied with in all material respects.

          All statements of legal conclusions attributable to us in the discussion under the caption "Material U.S. Federal Income Tax Consequences of the Merger" in the proxy statement/prospectus included in the Registration Statement on Form S-4 of GelTex filed in respect of the transactions contemplated in the Merger Agreement are our opinion with respect to the matters set forth therein.

          We hereby consent to the references to our firm and this opinion contained in the joint proxy statement/prospectus included in the Registration Statement. We will deliver to SunPharm, at the Effective Time of the Merger, the opinion required by Section 6.1(g) of the Merger Agreement.


                                         Very truly yours,



                                         /s/ ANDREWS & KURTH L.L.P.
                                         ----------------------------
                                         ANDREWS & KURTH L.L.P.

                                                                      APPENDIX A

                          GelTex Pharmaceuticals, Inc.
                                153 Second Avenue
                          Waltham, Massachusetts 02154


                                     [DATE]


Andrews & Kurth L.L.P.
2170 Buckthorne Place, Suite 150
The Woodlands, Texas 77380

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111


         Ladies and Gentlemen:

                  In connection with the opinions to be delivered pursuant to
Section 6.1(g) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 13, 1999, among SunPharm Corporation, a Delaware corporation (the "Company"), Shine Acquisition Sub, Inc., a Delaware corporation ("Merger Sub") and GelTex Pharmaceuticals, Inc., a Delaware corporation ("Parent"), with respect to the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which stockholders of the Company will receive voting stock of Parent, in exchange for their stock in the Company, the undersigned does hereby make the following certification and representations on behalf of Parent and Merger Sub as of the date hereof. Terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement or the Proxy Statement/ Prospectus of Parent and the Company on Form S-4, Registration No. ____________.


                  1. I certify to you that I am the ____________ of Parent and the __________ of Merger Sub. I am familiar with the transactions contemplated by, and the terms and provisions of, the Merger Agreement, have personal knowledge of the matters covered by the representations made herein, and I am authorized to make these representations on behalf of Parent and Merger Sub.

                  2. The fair market value of the Parent Common Stock and cash received in lieu of fractional shares received by each Company stockholder will be approximately equal to the fair market value of the Company Common Shares and Company Preferred Shares (collectively, the "Company Shares") surrendered in the exchange.

                  3. Parent has no plan or intention to redeem or reacquire, or have a party related to Parent acquire, shares of Parent Common Stock issued in the Merger. For purposes of this representation and the following representations, a party is related to Parent if such party and Parent would be treated as related parties within the meaning of Treasury Regulation Section 1.368-1(e)(3).

                  4. Following the Merger, Parent will cause the Company to hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub"s gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to stockholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

                  5. Prior to the Merger, Parent will be in control of Merger Sub. For purposes of this representation and the following representations, control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

                  6. Parent has no plan or intention to liquidate the Company subsequent to the Merger; to merge the Company with or into another corporation subsequent to the Merger; to sell or otherwise dispose of the stock of the Company, except for transfers of stock to corporations controlled by Parent, subsequent to the Merger, or to cause the Company to sell or otherwise dispose of any of its assets or any assets acquired from Merger Sub subsequent to the Merger, except for (i) dispositions made in the ordinary course of business and (ii) transfers of assets to corporations controlled by Parent.

                  7. Merger Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities in the Merger.

                  8. Following the Merger, Parent will cause the Company to continue its historic business or use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d). For purposes of this representation, Parent will be deemed to satisfy this requirement if (a) the members of Parent's qualified group (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)), in the aggregate, continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, or (b) the foregoing activities are undertaken by a partnership in which (i) the members of Parent's qualified group, in the aggregate, own at least a 33 1/3 percent capital and/or profits interest, or (ii) one or more members of the qualified group has active and substantial management functions as a partner with respect to the partnership business and the members of the qualified group, in the aggregate, own at least a 20 percent capital and/or profits interest in the partnership.

                  9. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

                  10. Neither Parent nor Merger Sub are investment companies. For purposes of this representation, an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code) or a corporation, 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment within the meaning of Section 368(a)(2)(F)(iii) of the Code.

                  11. Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger.

                  12. None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of common stock of the Company. None of the shares of Parent Common Stock to be received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreements, and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  13. The payment of cash in lieu of issuing fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their Company Shares. The fractional share interests of each Company stockholder will be aggregated and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

                  14. Except for the payment of cash in lieu of issuing fractional shares of Parent Common Stock, Parent will acquire Company Shares solely in exchange for Parent Common Stock. For purposes of this representation, Company shares redeemed for cash or other property furnished by Parent will be considered as acquired by Parent. Further, no liabilities of the Company stockholders will be assumed by Parent, nor will any of the Company Shares be subject to any liabilities.

                  I understand, and Parent and Merger Sub understand, that Andrews & Kurth L.L.P. and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. will rely on these representations and assume them to be accurate as of the date hereof and as of the date of the Merger, without further inquiry on their part, in rendering their opinions with respect to the Merger and that the inaccuracy of any of these representations may negatively affect those opinions.

                                      Very truly yours,

                                      GELTEX PHARMACEUTICALS, INC.

                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------

                                      SHINE ACQUISITION SUB, INC.


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------

                                                                      APPENDIX B

                              SunPharm Corporation
                             The Veranda, Suite 301
                                814 Highway A-1A
                        Ponte Vedra Beach, Florida 32082



                                     [DATE]


Andrews & Kurth L.L.P.
2170 Buckthorne Place, Suite 150
The Woodlands, Texas 77380

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111


Ladies and Gentlemen:

                  In connection with the opinions to be delivered pursuant to
Section 6.1(g) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 13, 1999, among SunPharm Corporation, a Delaware corporation (the "Company"), Shine Acquisition Sub, Inc., a Delaware corporation ("Merger Sub") and GelTex Pharmaceuticals, Inc., a Delaware corporation ("Parent"), with respect to the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which stockholders of the Company will receive voting stock of Parent, in exchange for their stock in the Company, the undersigned does hereby make the following certification and representations on behalf of the Company as of the date hereof. Terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement or the Proxy Statement/Prospectus of Parent and the Company on Form S-4, Registration No. ___________.

                  1. I certify to you that I am the _______________ of the Company. I am familiar with the transactions contemplated by, and the terms and provisions of, the Merger Agreement, have personal knowledge of the matters covered by the following representations, and am authorized to make the following representations on behalf of the Company.

                  2. The fair market value of the Parent Common Stock and cash received in lieu of fractional shares received by each Company stockholder will be approximately equal to the fair market value of the Company Common Shares and Company Preferred Shares (collectively, the "Company Shares") surrendered in the exchange.

                  3. There is no plan or intention of the stockholders of the Company to have Parent redeem, or have a party related to Parent acquire, shares of Parent Common Stock received in the Merger which would reduce the Company stockholders' ownership of a number of shares of Parent Common Stock received in the Merger to a number of shares having a value, at the Effective Time, of less than 50% of the value at the Effective Time of all the Company Shares held immediately prior to the Merger by the Company stockholders. For purposes of this representation, Company Shares outstanding immediately prior to the Merger includes stock exchanged for cash in lieu of fractional shares of Parent Common Stock as well as stock redeemed prior to the Merger by reason of or as part of the Merger, and the value of all stock outstanding immediately prior to the Merger shall be determined without regard to any extraordinary distributions (i.e., distributions with respect to stock other than periodic dividends that are consistent with the Company's historic dividend practices and repurchases in the ordinary course of business of unvested shares by the Company, if any, acquired from Company terminating employees) by the Company by reason of or as part of the Merger. For purposes of this representation, a party is related to Parent if such party and Parent would be treated as related parties within the meaning of Treasury Regulation Section 1.368-1(e)(3).

                  4. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to stockholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends, if any) made by the Company have been included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

                  5. The Company has no plan or intention to issue additional shares of its stock that would result in Parent failing to acquire or losing control of the Company. For purposes of this representation and the following representations, control means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

                  6. Following the Merger, the Company intends to continue its historic business or use a significant portion of its historic business assets in a business.

                  7. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

                  8. Except for the payment of cash in lieu of issuing fractional shares of Parent Common Stock, in the Merger, Parent will acquire all of the Company Shares solely in exchange for Parent Common Stock. For purposes of this representation, Company Shares exchanged for cash or other property originating with Parent will be treated as outstanding Company Shares on the date of the Merger that is acquired by Parent. Further, no liabilities of the Company stockholders will be assumed by Parent, nor will any of the Company Shares be subject to any liabilities.

                  9. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent' acquisition or retention of control of the Company.

                  10. The Company is not an investment company. For purposes of this representation, an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation, 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment within the meaning of Section 368(a)(2)(F)(iii) of the Code.

                  11. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

                  12. The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or State court.

                  13. The Company and the Company stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

                  14. None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of common stock of the Company. None of the shares of Parent Common Stock to be received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreements, and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  15. The payment of cash in lieu of issuing fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their Company Shares. The fractional share interest of each Company stockholder will be aggregated and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

                  I understand, and the Company understands, that Andrews & Kurth L.L.P. and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. will rely on these representations and assume them to be accurate as of the date hereof and as of the date of the Merger, without further inquiry on their part, in rendering their opinions with respect to the Merger and that the inaccuracy of any of these representations may negatively affect those opinions.

                                      Very truly yours,

                                      SUNPHARM CORPORATION


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------